Exhibit 10.3

Sale of Goods Agreement

Agreement made on November 23, 2018, between Folkup Development Inc., of Mileve Maric Ajnstajn 72, Novi Beograd, Republic of Serbia 11070, in this agreement referred to as Seller, and Pasto Inc. of Milutina Milankovica Blvd. 9z, Ste. 212-A, Novi Beograd, Republic of Serbia 11070, in this agreement referred to as Buyer.

1. SALE OF GOODS

Seller shall sell to Buyer on or before November 23, 2018, the following goods:

No.	DESCRIPTION	QUANTITY	UNIT PRICE (USD)	TOTAL PRICE (USD)
1	10,5" Smart Balans Scooter KS-19145	15	161	2,415.00
	TOTAL:	15		2,415.00

The transportation cost shall be at the expense of Buyer.

2. CONSIDERATION

The full price for the goods is $2,415 (Two thousand and four hundred and fifteen) US Dollars. Buyer shall accept the goods and pay $2,415 (Two thousand and four hundred and fifteen) US Dollars not later than December 23, 2018.

3. IDENTIFICATION OF GOODS

Identification of the goods to this agreement shall not be deemed to have been made until both buyer and seller have specified that the goods in question are to be appropriated to the performance of this agreement.

4. PAYMENT ON RECEIPT

Buyer shall make payment for the goods at the time when, and at the place where, the goods are received by Buyer.

5. WARRANTY OF NO ENCUMBRANCES

Seller warrants that the goods are now free, and that at the time of delivery shall be free from any security interest or other lien or encumbrance.

6. WARRANTY OF TITLE

Furthermore, seller warrants that at the time of signing this agreement, seller neither knows nor has reason to know of the existence of any outstanding title or claim of title hostile to the rights of seller in the goods.

7. RIGHT OF INSPECTION

Buyer shall have the right to inspect the goods on arrival and, within 10 business days after delivery, buyer must give notice to seller of any claim for damages on account of condition, quality or grade of the goods, and buyer must specify the basis of the claim of buyer in detail. The failure of buyer to comply with these conditions shall constitute irrevocable acceptance of the goods by buyer.

In witness whereof, the parties have executed this agreement at Belgrade, Republic of Serbia the day and year first above written.

Seller /s/ Milena Topolac Tomovic Milena Topolac Tomovic, President	Buyer /s/ Miguel A Fernandes Pina Miguel A Fernandes Pina, CEO

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